                                                                     EXHIBIT 1.1







                              NVIDIA CORPORATION


                               1,400,000 Shares


                   COMMON STOCK, PAR VALUE $0.001 PER SHARE

                                      and

                                 $300,000,000

                   % CONVERTIBLE SUBORDINATED NOTES DUE 2007




                            UNDERWRITING AGREEMENT



October  , 2000

                                                                   DRAFT 10/4/00


                                        October  , 2000


Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Robertson Stephens, Inc.
Thomas Weisel Partners LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

     NVIDIA Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Equity Underwriters"), 1,400,000 shares of the common stock, par value $0.001 per share, of the Company (the "Firm Shares"). The Company also proposes to issue and sell to the several Equity Underwriters not more than an additional 210,000 shares of its common stock, par value $0.001 per share (the "Additional Shares"), if and to the extent that you, as managers of such offering (the "Managers"), shall have determined to exercise, on behalf of the Equity Underwriters, the right to purchase such shares of common stock granted to the Equity Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

     In addition, the Company proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "Debt Underwriters", and together with the Equity Underwriters, the "Underwriters"), $300,000,000 principal amount of its % Convertible Subordinated Notes due 2007 (the "Firm Notes") to be issued pursuant to the provisions of an Indenture dated as of October , 2000, as supplemented by Supplemental Indenture No. 1 (the "Supplemental Indenture") (as supplemented, the "Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee"). The Company also proposes to issue and sell to the Debt Underwriters not more than an additional $45,000,000 principal amount of its % Convertible Subordinated Notes due 2007 (the "Additional Notes") if and to the extent that you, as Managers of such offering, shall have determined to exercise, on behalf of the Debt Underwriters, the right to purchase such % Convertible Subordinated Notes due 2007 granted to the Debt Underwriters in Section 2 hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the "Notes". The Notes will be convertible into shares of common stock of the Company, par value $0.001 per share (the "Underlying Securities").

     The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements, including a prospectus, relating to the Shares and its debt securities. The term "Registration Statement" means such registration statements, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic

                                       1.

Prospectus" means the prospectus filed with the Commission on September 19, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in the Registration Statement.

     The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a prospectus supplement (the "Equity Prospectus Supplement") specifically relating to the Shares and (ii) a prospectus supplement (the "Debt Prospectus Supplement") specifically relating to the Notes, which have been registered as debt securities under the Registration Statement, in each case pursuant to Rule 424 under the Securities Act.

     The term "Equity Prospectus" means the Basic Prospectus, together with the Equity Prospectus Supplement. The term "equity preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Shares together with the Basic Prospectus. The term "Debt Prospectus" means the Basic Prospectus together with the Debt Prospectus Supplement. The term "debt preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Notes together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Equity Prospectus", "Debt Prospectus," "equity preliminary prospectus" and "debt preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Equity Prospectus or Debt Prospectus, as the case may be, that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Prospectuses" means the Equity Prospectus and the Debt Prospectus, and each is a "Prospectus." The term "preliminary prospectuses" means the equity preliminary prospectus and the debt preliminary prospectus, and each is a "preliminary prospectus". The term "Offered Securities" means the Firm Shares, the Additional Shares (if any), the Firm Notes and the Additional Notes (if any).

     The Notes, which have been registered as debt securities under the Registration Statement, shall have the terms set forth in the Basic Prospectus and the Debt Prospectus Supplement.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

           (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

           (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in any Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (the "Exchange Act Rules"), (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not

                                       2.

     misleading, (iii) the Registration Statement and the Prospectuses comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the "Securities Act Rules" and, together with the Exchange Act Rules, the "Rules") and (iv) the Prospectuses do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or Prospectuses based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

           (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

           (d) Each material subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company; all of the issued shares of capital stock of each material subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims .

           (e) This Agreement has been duly authorized, executed and delivered by the Company.

           (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock."

           (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable; except as set forth in the Prospectuses, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or


                                       3.

     obligations; and all outstanding shares of capital stock and options and other rights to acquire capital stock of the Company have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

           (h) The Indenture related to the Notes has been duly qualified under the Trust Indenture Act and has been duly authorized, and when executed and delivered by the Company will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

           (i) The Shares have been duly authorized and, when issued and delivered to and paid for by the Equity Underwriters in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

           (j) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Debt Underwriters in accordance with the terms of this Agreement will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

           (k) The Underlying Securities reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive rights, rights of first refusal or other similar rights.

           (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the respective Offered Securities.

           (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise,

                                       4.

     or in the earnings, business or operations of the Company, from that set forth in the Prospectuses (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

           (n) There are no legal, regulatory or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or any Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or any Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

           (o) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectuses, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company.

           (p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

           (q) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (r) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

           (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to

                                       5.

     third parties) which would, singly or in the aggregate, have a material adverse effect on the Company.

           (t) Except as set forth in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with any Shares registered pursuant to the Registration Statement.

           (u) The Company has complied with all provisions of Section 517.075, Florida Statute relating to issuers doing business with Cuba.

           (v) Subsequent to the date as of which information is given in the Registration Statement and the Prospectuses, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case not in the ordinary course of business; (ii) the Company has not purchased any of the Company's outstanding capital stock, other than unvested shares from former employees, directors or consultants in accordance with the applicable governing terms of agreements existing as of the date hereof, nor, except as set forth in the Prospectuses, declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except as described in the Prospectuses.

           (w) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of any security interest, lien, encumbrance, claim, defect or adverse interest of any nature, except such as are described in the Prospectuses or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, except as described in the Prospectuses.

           (x) The Company owns or possesses adequate licenses or other rights to use all patents, patent rights, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology and know-how necessary to conduct its business in the manner currently employed and as described in the Prospectuses; the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with its patents, copyrights, trademarks, service marks, trade names, or technology other than as disclosed in the Prospectuses and other than such royalties, licenses or consideration that are not required to be disclosed in the Prospectuses pursuant to the Securities Act and the rules and regulations thereunder and, except as disclosed in the Prospectuses, the Company has not received any notice of infringement or conflict with (and the Company does not know of any infringement or conflict with) asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, copyrights, trademarks, service marks, trade names or know-how which could

                                       6.

     result in any material adverse effect upon the Company; and, except as disclosed in the Prospectuses, the discoveries, inventions, products or processes of the Company referred to in the Prospectuses do not, to the best knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company. Except as disclosed in the Prospectuses, no third party, including any academic or governmental organization, possesses rights to the Company's patents, copyrights, trademarks, service marks, trade names, or technology which, if exercised, could enable such third party to develop products that could have a material adverse effect on the ability of the Company to conduct its business in the manner described in the Prospectuses.

           (y) No material labor dispute with the employees of the Company exists, except as described in the Prospectuses or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company.

           (z) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, except as described in the Prospectuses.

           (aa) The Company has filed a supplemental listing application with the Nasdaq Stock Market, Inc. to list the Shares and the Underlying Shares, and the Nasdaq Stock Market, Inc. has approved the Shares and the Underlying Shares for listing on the Nasdaq National Market, subject to official notice of issuance.

           (bb) Except as disclosed in the Prospectuses, all outstanding shares of Common Stock, and all securities convertible into or exercisable or exchangeable for Common Stock in each case held by the directors and executive officers of the Company are subject to valid and binding agreements (collectively, the "Lock-up Agreements") that, subject to certain exceptions, restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 90 days after the date of the Prospectuses without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Managers.

     2.    Agreements to Sell and Purchase.

           (a) The Company hereby agrees to sell to the several Equity Underwriters, and each Equity Underwriter, upon the basis of the representations and warranties herein

                                       7.

     contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $ a share (the "Share Purchase Price") the respective number of Firm Shares set forth in
     Schedule I hereto opposite the name of such Equity Underwriter.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Equity Underwriters the Additional Shares, and the Equity Underwriters shall have a one-time right to purchase, severally and not jointly, up to 210,000 Additional Shares at the Share Purchase Price. If you, on behalf of the Equity Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Equity Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Equity Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Equity Underwriter bears to the total number of Firm Shares.

           (b) The Company hereby agrees to sell to the several Debt Underwriters, and each Debt Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees severally and not jointly, to purchase from the Company the respective principal amounts of Firm Notes set forth in Schedule II hereto opposite its name at % of their principal amount (the "Note Purchase Price") plus accrued interest, if any, from October , 2000 to the date of payment and delivery.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the several Debt Underwriters, the Additional Notes, and the Debt Underwriters shall have a one-time right to purchase, severally and not jointly, up to $45,000,000 principal amount of Additional Notes at the Note Purchase Price plus accrued interest, if any, to the date of payment and delivery. If you, on behalf of the several Debt Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Notes to be purchased by the several Debt Underwriters and the date on which such Additional Notes are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. If any Additional Notes are to be purchased, each Debt Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Notes (subject to such adjustments to eliminate fractional securities as you may determine) that bears the same proportion to the total principal amount of Additional Notes to be purchased as the principal amount of Firm Notes set forth in Schedule II hereto bears to the total principal amount of Firm Notes.

                                       8.

           (c) The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares or Notes to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (C) the grant or exercise of options to purchase Common Stock under the Company's employee benefit plans.

     3.    Terms of Public Offering.

           (a) The Company is advised by you that the Equity Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $ a share (the "Share Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $ a share under the Share Public Offering Price, and that no Equity Underwriter may allow, and no dealers may reallow, a concession to any Equity Underwriter or to any other dealer.

           (b) The Company is advised by you that the Debt Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Notes are to be offered to the public initially at % of their principal amount (the "Note Public Offering Price") plus accrued interest, if any, from October , 2000 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of % of their principal amount, and that no Debt Underwriter may allow, and no dealers may reallow, a concession to any Debt Underwriter or to any other dealer.

     4.    Payment and Delivery.

           (a) Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Equity Underwriters at 10:00 a.m., New York City time, on October , 2000 or at such other time on the same or such other date, not later than October , 2000 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

                                       9.

     Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Equity Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2(a) or at such other time on the same or on such other date, in any event not later than November , 2000 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Equity Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Equity Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Equity Option Closing Date, as the case may be, for the respective accounts of the several Equity Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Equity Underwriters duly paid, against payment of the Share Purchase Price therefor.

           (b) Payment for the Firm Notes shall be made to the Company in federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on the Closing Date.

     Payment for any Additional Notes shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Notes for the respective accounts of the several Debt Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 2(b), or at such other time on the same or on such other date, in any event not later than November , 2000 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Debt Option Closing Date."

     Payment for the Firm Notes and Additional Notes shall be made against delivery to you on the Closing Date or the Debt Option Closing Date, as the case may be, for the respective accounts of the several Debt Underwriters of the Firm Notes and Additional Notes registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date or the Debt Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Notes to the Debt Underwriters duly paid.

     5. Conditions to the Underwriters' Obligations. The obligations of (i) the Company to sell the Shares to the Equity Underwriters and the several obligations of the Equity Underwriters to purchase and pay for the Shares on the Closing Date and (ii) the Company to sell the Notes to the Debt Underwriters and the several obligations of the Debt Underwriters to purchase any pay for the Notes on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m., New York City time, on the date hereof

     The several obligations of the Underwriters are subject to the following further conditions:

                                      10.

           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date :

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in any Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in such Prospectus.

           (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

           (c) The Underwriters shall have received on the Closing Date an opinion of Cooley Godward LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and, to such counsel's knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

                  (ii) to the best of such counsel's knowledge, the Company has no Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act);

                                      11.

                  (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                  (iv) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable; except as set forth in the Prospectuses, the Company has no statutory preemptive rights or, to such counsel's knowledge, any outstanding options to purchase or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and all outstanding shares of capital stock and, to such counsel's knowledge, options and other rights to acquire capital stock, were not issued in violation of any statutory preemptive rights or, to such counsel's knowledge, rights of first refusal or other similar rights;

                  (v) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive rights or, to such counsel's knowledge, rights of first refusal or other similar rights;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, except as enforceability may be limited by the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of law of general applicability;

                  (viii) the Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, except as enforceability may be limited by the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of law of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued;

                  (ix) the Underlying Securities reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any statutory preemptive rights or, to such counsel's knowledge, rights of first refusal or other similar rights;

                                      12.

                  (x) the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, that certain Purchase & License Agreement by and between Microsoft Corporation, a Washington corporation, and the Company dated as of March 5, 2000 or any other agreement or other instrument binding upon the Company that has been filed by the Company with the Commission pursuant to the Act or the Exchange Act or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Notes, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Offered Securities;

                  (xi) the statements (A) in the Prospectuses under the captions "Description of Debt Securities ," and "Description of the Notes," "Underwriting", and (B) in the Registration Statement under
           Item 15, (C) in "Item 3 Legal Proceedings" and "Item 11 Management Employee Benefit Plans" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectuses and (D) in "Item 1 Legal Proceedings" of Part II of the Company's quarterly report on Form 10-Q filed for the quarter ended June 30, 2000, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings to the extent required under the Securities Act and the Rules;

                  (xii) such counsel does not know of any legal, regulatory or governmental proceedings pending or overtly threatened to which the Company is a party or to which any of the properties of the Company is subject that are required under the Securities Act and the Securities Act Rules to be described in the Registration Statement or any Prospectus and are not so described or of any statutes, regulations, contracts or other documents to which the Company is a party or to which any properties of the Company is subject that are required under the Securities Act, the Exchange Act or the Rules to be described in the Registration Statement or any Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required under the Securities Act, the Exchange Act or the Rules;

                  (xiii) the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xiv) the statements in the Debt Prospectus under the caption "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and

                                      13.

           fairly summarize in all material respects the United States federal tax laws referred to therein;

                  (xv) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in any Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, when such part became effective, contained and, as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (C) is of the opinion that the Registration Statement and Prospectuses (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) any Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (d) The Underwriters shall have received on the Closing Date an opinion of Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date, to the effect that NVIDIA International, Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and all of the issued shares of capital stock of International have been duly and validly authorized and issued, are fully paid and non-assessable and, to such counsel's knowledge, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

           (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(vi), 5(c)(vii), 5(c)(viii) and 5(c)(xi) (but only as to the statements in the Prospectuses under "Description of Debt Securities", "Description of the Notes" and "Underwriting" and clauses 5(c)(xv)(B), 5(c)(xv)(C) and 5(c)(xv)(D) above.

     With respect to Section 5(c)(xv) above, Cooley Godward LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectuses and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent

                                      14.

check or verification, except as specified. With respect to clauses 5(c)(xv)(B), 5(c)(xv)(C) and 5(c)(xv)(D) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectuses and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

     The opinions of Cooley Godward LLP described in Section 5(c) above, and of Maples and Calder described in Section 5(d) above, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

           (f) The Underwriters shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectuses; provided, however, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date of the this Agreement.

           (g) The Lock-up Agreements, each substantially in the form attached hereto as Exhibit A, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     All of the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if Davis Polk & Wardwell, counsel for the Underwriters, shall be reasonably satisfied that they substantially comply in form and scope.

     The several obligations of the Equity Underwriters or Debt Underwriters to purchase Additional Shares or Additional Notes, as the case may be, hereunder also are subject to the delivery to you on the Equity Option Closing Date or Debt Option Closing Date, as the case may be, of such other documents as you may reasonably request with respect to the good standing of the Company and International, the due authorization and issuance of the Additional Shares or Additional Notes, as the case may be, and other matters related to the issuance of the Additional Shares or Additional Notes, as the case may be.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

           (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned

                                      15.

     in Section 6(c) below, as many copies of the Prospectuses and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

           (b) Before amending or supplementing the Registration Statement or any Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

           (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters any Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement such Prospectus in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement such Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to such Prospectus so that the statements in such Prospectus as so amended or supplemented will not, in the light of the circumstances when such Prospectus is delivered to a purchaser, be misleading or so that such Prospectus, as amended or supplemented, will comply with law.

           (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

           (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending January 27, 2002 that satisfies the provisions of
     Section 11 (a) of the Securities Act and the rules and regulations of the Commission thereunder.

           (f) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Offered Securities contemplated hereby.

           (g) To (i) enforce the terms of each Lock-up Agreement, and (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement. In addition, except with the prior written consent of Morgan Stanley & Co. Incorporated, the Company agrees not to waive any right under any Lock-up Agreement, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Lock-up Agreement, that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, to sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any of such shares of Common Stock or other securities prior to the expiration of 90 days

                                      16.

     after the date of the Prospectuses, and (ii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement.

     7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, except as otherwise agreed with you, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:
(i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, any Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under securities law of various states and other jurisdictions and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in
Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees and the reasonable fees (in an amount not to exceed $15,000) and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by the National Association of Securities Dealers, Inc., sometimes referred to herein as "NASD" (if any), (v) all costs and expenses incident to listing the Shares and the Underlying Securities on the Nasdaq National Market (if any), (vi) the cost of printing certificates representing any Offered Securities, (vii) the costs and charges of any trustee, paying agent, conversion agent, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Offered Securities outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7. It is understood, however, that except as otherwise provided in this Section 7, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

                                      17.

     8.    Indemnity and Contribution.

           (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Equity Prospectus or Debt Prospectus, as the case may be (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

           (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, any Prospectus or any amendments or supplements thereto.

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to

                                      18.

     Section 8(a), or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to

                                      19.

     the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Equity Prospectus or Debt Prospectus, as the case may be, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective amount of Offered Securities they have purchased hereunder, and not joint.

           (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                                      20.

           (f) The indemnity and contribution provisions contained in this
     Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market any Offered Securities on the terms and in the manner contemplated in the Prospectuses.

     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

           (a) If, on the Closing Date or the Equity Option Closing Date, as the case may be, any one or more of the Equity Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Equity Underwriter or Equity Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Equity Shares to be purchased on such date, the other Equity Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Equity Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Equity Underwriter or Equity Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Equity Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Equity Underwriter. If, on the Closing Date, any Equity Underwriter or Equity Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Equity Underwriter or the Company. In any such case either

                                      21.

     you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectuses or in any other documents or arrangements may be effected. If, on the Equity Option Closing Date, any Equity Underwriter or Equity Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Equity Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Equity Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Equity Underwriter from liability in respect of any default of such Equity Underwriter under this Agreement.

           (b) If, on the Closing Date or the Debt Option Closing Date, as the case may be, any one or more of the Debt Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Debt Underwriter or Debt Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Debt Underwriters shall be obligated severally in the proportions that the principal amount of Firm Notes set forth opposite their respective names in
     Schedule II bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Debt Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Debt Underwriter or Debt Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Debt Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Debt Underwriter. If, on the Closing Date, any Debt Underwriter or Debt Underwriters shall fail or refuse to purchase Firm Notes and the aggregate principal amount of Firm Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Notes to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Debt Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectuses or in any other documents or arrangements may be effected. If, on the Debt Option Closing Date, any Debt Underwriter or Debt Underwriters shall fail or refuse to purchase Additional Notes and the aggregate principal amount of Additional Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Notes to be purchased, the non-defaulting Debt Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Notes or (ii) purchase not less than the number of Additional Notes that such non-defaulting Debt Underwriters would have been obligated to purchase in the absence of such default. Any action taken

                                      22.

     under this paragraph shall not relieve any defaulting Debt Underwriter from liability in respect of any default of such Debt Underwriter under this Agreement.

           (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         NVIDIA CORPORATION


                                         By:____________________________________
                                               Name:
                                               Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Robertson Stephens, Inc.
Thomas Weisel Partners LLC

Acting severally on behalf of themselves and the several Underwriters named in
   Schedule I and Schedule II hereto.

By:   Morgan Stanley & Co. Incorporated

By:____________________________________
      Name:
      Title:

                                      23.

                                                                   DRAFT 10/4/00

                                                                      SCHEDULE 1

                                                                       Number of Firm Shares
                           Underwriter                                    To Be Purchased
                           -----------                                 ---------------------
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Robertson Stephens, Inc.
Thomas Weisel Partners LLC.......................................

[NAMES OF OTHER UNDERWRITERS]....................................






     Total.......................................................


                                                                     SCHEDULE II

                                                               Principal Amount
                                                                of Firm Notes
                           Underwriter                         To Be Purchased
                           -----------                         ----------------
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
FleetBoston Robertson Stephens Inc.
Thomas Weisel Partners LLC.......................................

[NAMES OF OTHER UNDERWRITERS]....................................






     Total.......................................................

                                                                       EXHIBIT A

                           [FORM OF LOCK-UP LETTER]

                              September __, 2000


Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
FleetBoston Robertson Stephens Inc.
Thomas Weisel Partners LLC
c/o  Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, NY 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with NVIDIA Corporation, a Delaware corporation (the "Company"), providing for the offering (the "Offering") by the several Initial Purchasers, including Morgan Stanley (the "Initial Purchasers"), of $400,000,000 of the Company's Common Stock, par value $0.001 per share (the "Common Stock") and __% Convertible Subordinated Notes due 200_ (the "Securities"). The __% Convertible Subordinated Notes due 200 will be convertible into shares of Common Stock.

  To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period commencing on the date the Offering is announced to the public by the Company and ending 90 days after the date of the final prospectus (the "Prospectus") relating to the Offering (the "Lock-up Period"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering and (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall execute and deliver to Morgan Stanley a duplicate form of this Lock-up Letter and (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The undersigned hereby acknowledges that this agreement is valid and binding notwithstanding any prior agreements relating to any shares of the Company owned by the undersigned and further agrees and consents to the entry of stop-transfer instructions with the Company=s transfer agent against the transfer of shares of Common Stock held by the undersigned except in compliance with the terms and conditions of this lock-up agreement. The undersigned also understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this lock-up agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will be made only pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers. This agreement will expire on November 15, 2000 if the Offering has not commenced by such date.

                         Very truly yours,



                         (Name)


                         (Address)